Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
Section 302 Certification
I, Frederic F. Brace, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of The Great Atlantic & Pacific Tea Company, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

      /s/ Frederic F. Brace
Date: December 6, 2011	Frederic F. Brace
Chief Administrative Officer, Chief Restructuring Officer
Chief Financial Officer